Exhibit 15.3

NOTIFICATION OF TRANSACTIONS OF DIRECTORS, PERSONS DISCHARGING MANAGERIAL RESPONSIBILITY OR CONNECTED PERSONS

This form is intended for use by an issuer to make a RIS notification required by DR 3.1.4R(1).

(1)	An issuer making a notification in respect of a transaction relating to the shares or debentures of the issuer should complete boxes 1 to 16, 23 and 24.

(2)	An issuer making a notification in respect of a derivative relating the shares of the issuer should complete boxes 1 to 4, 6, 8,13, 14, 16, 23 and 24.

(3)	An issuer making a notification in respect of options granted to a director/person discharging managerial responsibilities should complete boxes 1 to 3 and 17 to 24.

(4)	An issuer making a notification in respect of a financial instrument relating to the shares of the issuer (other than a debenture) should complete boxes 1 to 4, 6, 8, 9, 11, 13, 14, 16, 23 and 24.

Please complete all relevant boxes should in block capital letters.

1. Name of the issuer

CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC

2. State whether the notification relates to (i) a transaction notified in accordance with DR 3.1.4R(1)(a); or

(ii) DR 3.1.4(R)(1)(b) a disclosure made in accordance with section 324 (as extended by section 328) of the Companies Act 1985; or

(iii) both (i) and (ii)

(ii)

3. Name of person discharging managerial responsibilities/director

DIANE MELLETT

4. State whether notification relates to a person connected with a person discharging managerial responsibilities/director named in 3 and identify the connected person AS IN 3 ABOVE

5. Indicate whether the notification is in respect of a holding of the person referred to in 3 or 4 above or in respect of a non-beneficial interest AS IN 3 ABOVE

6. Description of shares (including class), debentures or derivatives or financial instruments relating to shares

ORDINARY 10 PENCE SHARES

7. Name of registered shareholders(s) and, if more than one, the number of shares held by each of them

GREENWOOD NOMINEES LIMITED

8. State the nature of the transaction

SALE OF SHARES FOLLOWING EXERCISE OF OPTION REPORTED ON 25 NOVEMBER 2005

9. Number of shares, debentures or financial instruments relating to shares acquired

NIL

10. Percentage of issued class acquired (treasury shares of that class should not be taken into account when calculating percentage)

NIL

11. Number of shares, debentures or financial instruments relating to shares disposed

4,696

12. Percentage of issued class disposed (treasury shares of that class should not be taken into account when calculating percentage)

0.009%

13. Price per share or value of transaction

GBP 6.74

14. Date and place of transaction

28 NOVEMBER 2005

LONDON

15. Total holding following notification and total percentage holding following notification (any treasury shares should not be taken into account when calculating percentage)

17,963

0.034%

16. Date issuer informed of transaction

28 NOVEMBER 2005

If a person discharging managerial responsibilities has been granted options by the issuer complete the following boxes

17. Date of grant

_________________________________________

18.	Period during which or date on which it can be exercised

_________________________________________

19.	Total amount paid (if any) for grant of the option

_________________________________________

20.	Description of shares or debentures involved (class and number)

_________________________________________

21.	Exercise price (if fixed at time of grant) or indication that price is to be fixed at the time of exercise

_________________________________________

22.	Total number of shares or debentures over which options held following notification

_________________________________________

23. Any additional information

ON 25 NOVEMBER 2005 THE COMPANY REPORTED THAT DIANE MELLETT HAD EXERCISED AN OPTION OVER 7597 SHARES IN THE COMPANY AND THAT THE 25 NOVEMBER 2005 WAS THE FINAL DAY THAT THE OPTION COULD BE EXERCISED BEFORE IT WOULD IRREVCOCABLY LAPSE. ON 28 NOVEMBER 2005 DIANE MELLETT SOLD SUFFICIENT SHARES TO PAY THE EXERCISE COST AND OTHER COSTS ASSOCIATED WITH THAT OPTION EXERCISE

24. Name of contact and telephone number for queries

JUSTIN HOSKINS

01223 898 589

Name and signature of duly authorised officer of issuer responsible for making notification

JUSTIN HOSKINS, COMPANY SECRETARY

Date of notification

28 NOVEMBER 2005

END